UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2007

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	120510	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Effective as of August 1, 2007, Universal Truckload Services, Inc., or the Company, has entered into a consulting agreement with Manuel J. Moroun, a director of the Company, whereby Manuel J. Moroun will receive $100,000 per year, payable in quarterly installments of $25,000, over a term of five years. The services to be provided by Manuel J. Moroun under the agreement include the areas of strategic planning, operations and relationship management. The agreement was reviewed and recommended by the Audit Committee, and approved by the disinterested members of the Board of Directors of the Company. A copy of the form of the agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the attached form of agreement. In addition to being a director of the Company, Manuel J. Moroun is also the father of Matthew T. Moroun, the Chairman of the Board of Directors of the Company. Matthew T. Moroun and a trust controlled by Manuel J. Moroun together own over 60% of the shares of common stock of the Company.

Effective as of August 1, 2007, the Company approved an increase in the director compensation provided to the Chairman of the Board of Directors of the Company, presently Matthew T. Moroun. The increase in compensation was reviewed and recommended by the Audit Committee of the Company, and approved by the disinterested members of the Board of Directors of the Company, for the purposes of reflecting the level of time, effort and skill expended on behalf of the Company’s affairs by the Chairman. Under the terms of the increase, the Company will pay the Chairman a quarterly retainer fee of $25,000, which replaces the previous retainer fee of $2,500 per quarter the Company had been paying to the Chairman. All other aspects of compensation for directors of the Company remain the same. In addition to being the Chairman of the Board of Directors of the Company, Matthew T. Moroun is also the son of Manuel J. Moroun, a director of the Company. Matthew T. Moroun and a trust controlled by Manuel J. Moroun together own over 60% of the shares of common stock of the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Consulting Agreement between Universal Truckload Services, Inc. and Manuel J. Moroun, effective as of August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: August 6, 2007	/s/ Robert E. Sigler
Robert E. Sigler
Vice President, Chief Financial Officer, Secretary and Treasurer